Exhibit 99.1

enherent Corp. reports results for the first quarter of 2009

FOR IMMEDIATE RELEASE

Iselin, New Jersey (May 15, 2009) - enherent Corp. (OTC BB: ENHT, www.enherentcorp.com), an information technology services company, today announced its results for the first quarter of 2009.

First Quarter 2009 Financial Results

Revenues for the first quarter ended March 31, 2009 were $3.6 million, compared to revenues of $7.0 million in the quarter ended March 31, 2008. Net income decreased by approximately $189,000 to a loss of $116,000, or $(0.01) per diluted share, for the first quarter of 2009 as compared to net income of approximately $73,000, or $0.00 per diluted share, for the comparable quarter of 2008. Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $81,000 for the first quarter of 2009 as compared to $295,000 for the comparable quarter of 2008. EBITDA, adjusted to add back stock-based compensation, or Adjusted EBITDA, totaled $102,000 for the first quarter of 2009 as compared to $316,000 for the comparable quarter of 2008.

Pamela Fredette, Chairman, CEO and President, commenting on the financial results for the first quarter 2009, said “Since the end of last year, we have felt the negative impact of the global economic slowdown which has put pressure on our revenues and profitability. We were able to manage the business to continue to achieve positive EBITDA. We continue to focus our efforts on our Text Analytics practice which we believe will be in demand longer term, and at the same time, continue to take steps to contain and reduce expenses.”

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for the Company’s services; general economic, market and business conditions; the Company’s ability to increase the amount of services rendered to existing clients and develop new clients and reduce costs of providing services; the Company’s ability to recruit and retain IT professionals; and various other factors discussed in the Company’s filings with the Securities and Exchange Commission including those set forth under Item 1A of the Company’s most recent Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.

NON-GAAP Financial Measures:

enherent Corp. utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non-GAAP financial measures helpful in assessing its current financial performance and prospects for the future. While the Company uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the first quarter 2009 and 2008, the Company excluded items in the following general categories, each of which are described below:

Stock-based Compensation The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Earnings Before Interest, Taxes, Depreciation and Amortization. The press release contains references to EBITDA and Adjusted EBITDA and provides reconciliations of EBITDA and Adjusted EBITDA to Net income (loss) on the face of the attached statements of operations. The Company’s management believes that EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. In order to fully assess the Company’s financial operating results, management believes that EBITDA is an appropriate measure of evaluating the Company’s operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of performance by the Company. The Company’s management uses EBITDA to measure the Company’s performance against internal performance targets, which are based on EBITDA. In addition, the Company further excludes stock-based compensation in calculating Adjusted EBITDA. The Company believes excluding stock-based compensation allows for a better assessment of its normalized internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1) GAAP stands for Generally Accepted Accounting Principles.

CONTACT INFORMATION:

Lori Stanley

enherent Corp.

lstanley@enherentcorp.com

(732) 603-3859

ENHERENT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2009 (Unaudited)	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$624,553	$1,100,224
Accounts receivable, net	1,981,420	3,098,862
Prepaid expenses and other current assets	286,919	139,563

Total current assets	2,892,892	4,338,649
Furniture, equipment and improvements, net	147,256	163,926
Goodwill	3,619,278	3,619,278
Other intangibles, net	100,000	125,000
Deferred financing costs, net	114,897	146,678
Other assets	40,370	40,370

TOTAL	$6,914,693	$8,433,901

LIABILITIES
Current liabilities:
Revolving credit facility	$1,691,353	$2,006,070
Current portion of long-term debt	1,115,656	1,013,317
Accounts payable and accrued expenses	2,533,666	3,259,926
Deferred revenue	236,498	169,715
Accrued compensation and benefits	339,829	570,113

Total current liabilities	5,917,002	7,019,141
Long-term liabilities:
Long-term debt, net of current portion above	1,635,639	1,957,605

Total liabilities	7,552,641	8,976,746

STOCKHOLDERS’ (DEFICIENCY)
Preferred stock, $.001 par value; authorized—10,000,000 shares, issued—none	—	—
Common stock, $.001 par value, authorized—101,000,000 shares, issued and outstanding – 52,375,653 as of March 31, 2009 and December 31, 2008	52,376	52,376
Additional paid-in capital	27,768,974	27,747,974
Accumulated deficit	(28,459,298)	(28,343,195)

Total stockholders’ (deficiency)	(637,948)	(542,845)

TOTAL	$6,914,693	$8,433,901

ENHERENT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Service revenue	$3,258,102	$6,442,132
Equipment and software revenue	302,526	603,047

Total revenue	3,560,628	7,045,179

Cost of revenues:
Cost of services	2,406,167	4,997,769
Cost of equipment and software	241,227	529,755

Cost of revenues	2,647,394	5,527,524

Gross profit	913,234	1,517,655

Operating expenses:
Selling, general and administrative	831,883	1,222,437
Depreciation and amortization expense	87,800	85,612

Total operating expenses	919,683	1,308,049

Operating (Loss) Income	(6,449)	209,606
Interest expense	(106,654)	(132,880)

(Loss) Income before income taxes	(113,103)	76,726
Income tax provision	(3,000)	(3,861)

NET (LOSS) INCOME	$(116,103)	$72,865

Basic net (loss) income per share	$(0.01)	$0.00

Number of shares used in computing basic net income per share	52,375,653	52,375,653

Diluted net (loss) income per share	$(0.01)	$0.00

Number of shares used in computing diluted net income per share	52,375,653	53,005,111

ENHERENT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2009 AND 2008

(Unaudited)

	Three Months Ended
	March 31, 2009	March 31, 2008
Net (loss) income, as reported	$(116,103)	$72,865
Interest (income) expense, net	106,654	132,880
Taxes	3,000	3,861
Depreciation and amortization	87,800	85,612
EBITDA	81,351	295,218
Adjustments:
Stock based compensation	21,000	21,000
Adjusted EBITDA	$102,351	$316,218